Ariel Investment Trust

Question 77 O

Period October 1, 2004 through March 31, 2005

Name of Issuer:  Citigroup 4.125% Medium Term Notes
Series A due 2010
Date of Offering:  2/14/2005
Date of Purchase:  2/14/2005
Underwriter from whom purchased:  Citigroup
"Affiliated Underwriter" in the syndicate:  Lehman Brothers
Aggregate principal amount of purchase:  Ariel Premier Bond
Fund - $75,000
Aggregate principal amount of offering:  $2 billion
Purchase price (net of fees and expenses):  99.799
Commission, spread or profit:  .325%

Name of Issuer:  General Electric Capital Corporation
4.75% Medium Term Notes Series A
Date of Offering:  3/1/2005
Date of Purchase:  3/1/2005
Underwriter from whom purchased:  Morgan Stanley
"Affiliated Underwriter" in the syndicate:  Lehman Brothers.
Aggregate principal amount of purchase:  Ariel Premier Bond
Fund - $65,000
Aggregate principal amount of offering:  $1 billion
Purchase price (net of fees and expenses):  99.562
Commission, spread or profit:  .400%

Name of Issuer:  CIT Group 4.1250% due 11/3/2009
Date of Offering:  10/27/2004
Date of Purchase:  10/27/2004
Underwriter from whom purchased:  Blaylock and Partners
"Affiliated Underwriter" in the syndicate:  Lehman Brothers.
Aggregate principal amount of purchase:  Ariel Premier Bond
Fund - $30,000
Aggregate principal amount of offering:  $500 million
Purchase price (net of fees and expenses):  99.879
Commission, spread or profit:  .35%

Name of Issuer:  West Fraser Timber Co. Ltd 5.2%
Senior Notes due 2014
Date of Offering:  10/12/2004
Date of Purchase:  10/12/2004
Underwriter from whom purchased:  Solomon Brothers
"Affiliated Underwriter" in the syndicate:  Lehman Brothers.
Aggregate principal amount of purchase:  Ariel Premier Bond
Fund - $8,000
Aggregate principal amount of offering:  $300 million
Purchase price (net of fees and expenses):  99.977
Commission, spread or profit:  .65%

Name of Issuer:  SBC Communications, Inc 4.125% 9/15/2009
Date of Offering:  10/27/2004
Date of Purchase:  10/27/2004
Underwriter from whom purchased:  JP Morgan
"Affiliated Underwriter" in the syndicate:  Lehman Brothers.
Aggregate principal amount of purchase:  Ariel Premier Bond
Fund - $87,500
Aggregate principal amount of offering:  $5 billion
Purchase price (net of fees and expenses):  99.978
Commission, spread or profit:  .35%

Name of Issuer:  Cox Communications, Inc 4.625% Notes
due 2010
Date of Offering:  12/10/2004
Date of Purchase:  12/15/2004
Underwriter from whom purchased:  Citigroup
"Affiliated Underwriter" in the syndicate:  Lehman Brothers.
Aggregate principal amount of purchase:  Ariel Premier Bond
Fund - $110,000
Aggregate principal amount of offering:  $500 million
Purchase price (net of fees and expenses):  99.896
Commission, spread or profit:  .35%